UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2020

Iterum Therapeutics plc

(Exact name of registrant as specified in its charter)

Ireland	001-38503	98-1283148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Block 2 Floor 3, Harcourt Centre, Harcourt Street, Dublin 2, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 903 8920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	ITRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On August 11, 2020, Iterum Therapeutics plc (the “Company”) issued a press release announcing that it had commenced its previously announced rights offering.

Pursuant to the rights offering, the Company and Iterum Therapeutics Bermuda Limited, the Company’s wholly-owned subsidiary (“Iterum Bermuda”), are distributing, at no charge to the holders of record of the Company’s outstanding ordinary shares as of 5:00 p.m. New York City time on August 5, 2020, and to eligible warrant holders, one non-transferable subscription right for each ordinary share owned (or deemed owned in the case of eligible warrant holders), as more fully described in the prospectus relating to the rights offering. Each right will entitle the holder thereof to purchase, at the holder’s election and subject to availability, at the subscription price of $1,000.00 per unit, one unit consisting of (i) a 6.500% Exchangeable Senior Subordinated Note due 2025 (the “Exchangeable Notes”), to be issued by Iterum Bermuda in the original principal amount of $1,000.00, fully and unconditionally guaranteed on an unsecured senior subordinated basis by the Company, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited and Iterum Therapeutics US Holding Limited (collectively, the “Guarantors”), and (ii) 50 Limited Recourse Royalty-Linked Subordinated Notes (the “Royalty-Linked Notes”), to be issued by Iterum Bermuda, fully and unconditionally guaranteed on an unsecured senior subordinated basis by the Guarantors. The Company will only accept subscription rights for up to 8,400 units for a total purchase price of up to $8.4 million, which amount is approximately equal to the maximum aggregate principal amount of additional notes that may be issued under the indentures pursuant to which the Exchangeable Notes and Royalty-Linked Notes will be issued. Accordingly, sufficient units may not be available to honor all subscriptions in full or at all.

The subscription period for the rights offering begins on August 11, 2020, and ends at 5:00 p.m., New York City time, on August 31, 2020, unless extended by the Company.

A registration statement on Form S-1 (File No. 333-237326) relating to the rights offering has been filed with and declared effective by the U.S. Securities and Exchange Commission. The rights offering is being made only by means of a prospectus. The Company reserves the right to cancel or terminate the rights offering at any time.

Further information regarding the rights offering is set forth in the press release issued in connection with this announcement, the full text of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any subscription rights, units or any other securities, nor will there be any sale of subscription rights, units or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Iterum Therapeutics plc, dated August 11, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITERUM THERAPEUTICS PLC

Date: August 11, 2020	By:	/s/ Corey N. Fishman
Corey N. Fishman Chief Executive Officer